EXHIBIT 23.02


                        INDEPENDENT AUDITOR'S CONSENT


        We consent to the incorporation by reference in the registration statement of United Heritage Corporation on Form S-8 of our report dated April 24, 1998, on our audits of the consolidated financial statements of United Heritage Corporation as of March 31, 1998 and 1997, and for each of the three years in the period ended March 31, 1998, which report is included in the Annual Report on Form 10-K for the year ended March 31, 1998. We also consent to the reference to our firm under the caption "Experts."



        WEAVER AND TIDWELL, L.L.P.

        Fort Worth, Texas
        September 28, 1998